	EXHIBIT 21 (Contd.)

MURPHY OIL CORPORATION

SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2016

		Percentage
		of Voting
		Securities
	State or Other	Owned by
	Jurisdiction	Immediate
Name of Company	of Incorporation	Parent
Murphy Oil Corporation (REGISTRANT) – Contd.
F. Murphy Exploration & Production Company – Contd.	Delaware	100.0
3. Murphy Exploration & Production Company – International – Contd.	Delaware	100.0
n. Murphy Nha Trang Oil Co., Ltd.	Bahamas	100.0
o. Murphy Overseas Ventures Inc.	Delaware	100.0
(1) Murphy Brazil Exploracao e Producao de Petroleo e Gas Ltda. (see company e. above)	Brazil	10.0
p. Murphy Phuong Nam Oil Co., Ltd.	Bahamas	100.0
q. Murphy Semai IV Ltd.	Bahamas	100.0
r. Murphy Somali Oil Company	Delaware	100.0
s. Murphy South Barito, Ltd.	Bahamas	100.0
t. Murphy-Spain Oil Company	Delaware	100.0
u. Murphy West Africa, Ltd.	Bahamas	100.0
v. Murphy Wokam Oil Company, Ltd.	Bahamas	100.0
w. Murphy Worldwide, Inc.	Delaware	100.0
x. Ocean Exploration Company	Delaware	100.0
(1) Odeco Italy Oil Company (see company y. below)	Delaware	5.0
y. Odeco Italy Oil Company (see company x.(1) above)	Delaware	95.0
z. Murphy Offshore Oil Co. Ltd.	Bahamas	100.0
aa. Murphy Netherlands Holdings B.V.	Netherlands	100.0
(1) Murphy Netherlands Holdings II B.V.	Netherlands	100.0
(1) Murphy Sur, S. de R. L. de C.V.	Mexico	100.0
4. Murphy Exploration & Production Company – USA	Delaware	100.0
G. Murphy Crude Oil Marketing, Inc.	Delaware	100.0
H. Murphy Gas Gathering Inc.	Delaware	100.0
I. Murphy Italy Oil Company (see company F.3.L. above)	Delaware	5.0
J. Murphy Oil Company Ltd.	Canada	100.0
1. Murphy Canada Exploration Company	NSULCo.[1]	100.0
2. Murphy Canada Holding ULC	AULC[2]	100.0
3. Murphy Canada, Ltd.	Canada	100.0
4. Murphy Finance Company	NSULCo.[1]	100.0
K. Murphy Realty Inc.	Delaware	100.0
L. New Murphy Oil (UK) Corporation	Delaware	100.0
1. Murphy Petroleum Limited	England	100.0
a. Murco Petroleum Limited	England	100.0

[1]Denotes Nova Scotia Unlimited Liability Company.
[2]Denotes Alberta Unlimited Liability Company.

Ex. 21-2